UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20459

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

AstraZeneca PLC (Exact name of registrant as specified in its charter)

England and Wales (State of incorporation or organization)	Not Applicable (I.R.S. Employer Identification No.)

1 Francis Crick Avenue Cambridge Biomedical Campus Cambridge CB2 0AA England Tel: +44-20-3749-5000 (Address and telephone number of registrant’s principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:
Title of each class to be so registered	Name of each exchange on which each class is to be registered

2.375% Notes due 2022 3.125% Notes due 2027 Floating Rate Notes due 2022	New York Stock Exchange New York Stock Exchange New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. : ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-214756

Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered

The Registrant filed with the Securities and Exchange Commission (the “Commission”) on November 22, 2016 a Registration Statement on Form F-3 (the “Registration Statement”) relating to the Registrant’s Debt Securities. The Registration Statement was effective upon filing with the Commission in accordance with Rule 462(e) of the Securities Act of 1933, as amended (the “Securities Act”). On November 22, 2016, the Registrant filed a prospectus dated November 22, 2016 with the Commission pursuant to Rule 424(b)(3) under the Securities Act (the “Prospectus”). On June 5, 2017 the Registrant filed a preliminary prospectus supplement dated June 5, 2017 with the Commission pursuant to Rule 424(b)(2) under the Securities Act. On June 7, 2017, the Registrant filed a final prospectus supplement dated June 5, 2017 with the Commission pursuant to Rule 424(b)(2) under the Securities Act (the “Prospectus Supplement”). The Prospectus Supplement and the Prospectus are incorporated herein by reference to the extent set forth below.

Reference is made to the information set forth under the headings “Description of Debt Securities” on pages 12 through 24 and “Certain UK and US Federal Tax Considerations” on pages 28 through 35 of the Prospectus; and to the information set forth under the heading “Description of Notes” on pages S-14 to S-20 and “Taxation” on page S-20 of the Prospectus Supplement, which information is incorporated herein by reference.

Item 2. Exhibits

1.1	Registration Statement on Form F-3, including the Prospectus (incorporated herein by reference to the Registrant’s Registration Statement on Form F-3 (File No. 333- 214756)).

2.1	Prospectus Supplement (incorporated herein by reference to the Registrant’s filing with the Commission on June 7, 2017 pursuant to Rule 424(b)(2)).

4.1	Indenture, between the Registrant and The Bank of New York Mellon (formerly known as The Bank of New York), as successor trustee to JPMorgan Chase Bank, dated as of April 1, 2004 (the “Indenture”), including forms of debt securities relating thereto (incorporated herein by reference to Exhibit 4.1 of the Registrant’s Registration Statement on Form F-3 (File No. 333-114165)).

4.2	Officer’s Certificate of the Registrant pursuant to Section 2.08 of the Indenture setting forth the terms of the Securities, including forms of the global notes for the 2.375% Notes due 2022, 3.125% Notes due 2027 and Floating Rate Notes due 2022.

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement or amendment hereto to be signed on its behalf by the undersigned, thereunto duly authorized.

ASTRAZENECA PLC (Registrant)

By:	/s/ Adrian Kemp
	Name:	Adrian Kemp
	Title:	Company Secretary

Date: June 12, 2017